TO: **SEARCHLIGHT MINERALS CORP. (the "Corporation")**

The undersigned (hereinafter referred to as the "**Subscriber**") hereby irrevocably subscribes for and agrees to purchase the number of Units, each Unit comprising one common share and one half of one share purchase warrant (collectively, the "**Units**") of the Corporation set forth below for the aggregate subscription price set forth below (the "**Aggregate Subscription Price**"), representing a subscription price of US$3.00 per Unit, (the "**Subscription Agreement**") upon and subject to the terms and conditions contained in this Subscription Agreement. Each full warrant entitles the holder to purchase one additional common share at a price of US$4.50 for a period of two (2) years from the Closing Date. **In addition to this face page, the Subscriber must also complete the attached Schedule A hereto.**

____
(Name of Subscriber - please print)

By: _______________________________
(Authorized Signature)

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(Official Capacity or Title - please print)

____
(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

____
(Subscriber's Address)

____

____
(Telephone Number)

____
(E-Mail Address)

Number of Units:

Aggregate Subscription Price:

If the Subscriber is signing as agent for a principal and is not a trust company or a portfolio manager, in either case, purchasing as trustee or agent for accounts fully managed by it, complete the following and ensure that Schedule A, is completed in respect of such principal:

____
(Name of Principal)

____
(Principal's Address)

____
(Principal's Telephone Number)

____
(Principal's E-Mail Address)

Register the Units as set forth below:

____
(Name)

____
(Account reference, if applicable)

____
(Address)

____

Deliver the Units as set forth below:

____
(Name)

____
(Account reference, if applicable)

____
(Contact Name)

____
(Address)

____

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

_________________, 2007

SEARCHLIGHT MINERALS CORP.

By: _______________________________

Subscription No:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

SUBSCRIPTION AGREEMENT

U.S. RESIDENTS ONLY

THIS AGREEMENT is made effective as of the ______ day of _______________, 2007.

BETWEEN:

THE SUBSCRIBER LISTED ON THE EXECUTION PAGE TO THIS AGREEMENT

(hereinafter called the "Subscriber")

OF THE FIRST PART

AND:

SEARCHLIGHT MINERALS CORP. a Nevada corporation with a corporate office at 120 - 2441 W. Horizon Ridge Pkwy, Henderson, NV 89052

(hereinafter called the "Corporation")

OF THE SECOND PART

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Subscription Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Corporation and the Subscriber agree as follows:

1. DEFINITIONS

1.1 The following terms will have the following meanings for all purposes of this Subscription Agreement:

(a) "**Common Stock**" means the shares of Common Stock in the capital of the Corporation, $0.001 par value per share;

(b) "**Closing**" means the closing of the purchase and sale of the Purchased Securities;

(c) "**Disclosed Principal**" has the meaning ascribed to it in Section 4.6 of this Subscription Agreement;

(d) **"Exchange Act"** means the United States Securities Exchange Act of 1934;

(e) **"General Solicitation"** or **"General Advertising"** means "general solicitation or general advertising", as stated in Rule 502(c) of Regulation D under the Securities Act;

(f) **"Offered Securities"** has the meaning ascribed to it in Section 2.1 of this Subscription Agreement;

(g) **"Offering"** means the offering of the Units by the Corporation;

(h) **"Purchase Price"** means the purchase price payable by the Subscriber to the Corporation in consideration for the purchase and sale of the Units in accordance with Section 2.1 of this Subscription Agreement;

(i) "**Purchased Securities**" has the meaning ascribed to it in Section 2.1 of this Subscription Agreement;

(j) **"SEC"** means the United States Securities and Exchange Commission;

(k) **"Securities Act"** means the United States Securities Act of 1933;

(l) **"Shares"** means those shares of Common Stock to be purchased by the Subscriber and comprising a portion of the Units;

(m) "**Subscriber**" means the Subscriber executing the signature page to this Subscription Agreement;

(n) "**Subscription Agreement**" means this Subscription Agreement, and all schedules and amendments to the Subscription Agreement;

(o) "**Rule 144**" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(p) "**Trading Day**" means a day on which the Common Stock is traded on a Trading Market.

(q) "**Trading Market**" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board;

(r) **"Unit"** means a unit consisting of one share and one half (1/2) of a Warrant;

(s) "**VWAP**" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (Eastern standard time) to 4:02 p.m. (Eastern standard time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holder and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

(t) **"Warrant"** means one whole share purchase warrant entitling the holder thereof to purchase one share of Common Stock at a price of $4.50 per share during the period from the date of issuance of the share purchase warrant to the date that is two (2) years from the date of issuance; and

(u) **"Warrant Shares"** means the Common Stock issuable upon exercise of the Warrants.

1.2 All dollar amounts referred to in this Subscription Agreement are in United States funds, unless expressly stated otherwise.

2. PURCHASE AND SALE OF UNITS

2.1 Subject to the terms and conditions of this Subscription Agreement, the Subscriber hereby subscribes for and agrees to purchase from the Corporation such number of Units (the "Purchased Securities") as is set forth upon the signature page hereof at a price equal to $3.00 per Unit (the "Purchase Price"). Upon execution, the subscription by the Subscriber will be irrevocable.

2.2 The Subscriber will complete the purchase of the Units by delivering to the Corporation the following concurrently with the execution and delivery of this Subscription Agreement:

(a) payment of the Purchase Price by check or bank draft of cashier's check payable to the Corporation; and

(b) the Investor Qualification Form, attached hereto as Schedule A to this Subscription Agreement.

2.3 Upon execution of this Subscription Agreement by the Corporation and receipt of the executed documents referred to in Section 2.2 hereto, the Corporation agrees to sell such Units to the Subscriber for the Purchase Price subject to the Corporation's right to sell to the Subscriber such lesser number of Units as it may, in its sole discretion, deem necessary or desirable.

2.4 If at any time during the term of any Warrant issued hereunder to the Subscriber: (i) the VWAP for each of 20 consecutive Trading Days exceeds $6.50 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like), and (ii) the holder of such Warrant (the "Warrantholder") is not in possession of any information that constitutes, or might constitute, material non-public information, then the Corporation may, within one Trading Day of the end of such period, call for cancellation of all or any portion of the Warrant for which a notice of exercise has not yet been delivered to the Corporation (such right, a "Call"). To exercise this right, the Corporation must deliver to the Warrantholder an irrevocable written notice (a "Call Notice"), indicating therein the portion of the Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (Pacific Standard time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the "Call Date"). Any unexercised portion of the Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Corporation covenants and agrees that it will honor all notices of exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (Pacific Standard time) on the Call Date.

2.5 Any acceptance by the Corporation of the Subscription is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Corporation all other documentation, agreements, representations and requisite government forms required by the lawyers for the Corporation as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

2.6 Pending acceptance of this subscription by the Corporation, all funds paid by the Subscriber shall be deposited by the Corporation and immediately available to the Corporation for its corporate purposes. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Corporation.

2.7 The Subscriber hereby authorizes and directs the Corporation to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated on the signature page of this Subscription Agreement.

2.8 The Subscriber acknowledges and agrees that the subscription for the Units and the Corporation's acceptance of the subscription is not subject to any minimum subscription for the Offering.

3. RESTRICTED SHARE AGREEMENTS OF THE SUBSCRIBER

3.1 The Subscriber represents and warrants to the Corporation that the Subscriber is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act by virtue of satisfying one or more of the following categories (please place an "X" on each appropriate box):

☐ Category 1. Any director or executive officer of the Corporation;

☐ Category 2. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase, exceeds $1,000,000;

☐ Category 3. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

☐ Category 4. Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Category 5. Any private business development company as defined in Section 202(a)(22) of the *Investment Advisers Act of 1940*;

☐ Category 6. Any bank as defined in Section 3(a)(2) of the *Securities Act*, or any savings and loan association or other institution as defined in Section 3(a)(5)A of the *Securities Act* whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the *Exchange Act*; any insurance company as defined in Section 2(13) of the *Securities Act*, any investment company registered under the *Investment Company Act of 1940* or a business development company as defined in Section 2(a)(48) of the *Securities Act*, any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the *Small Business Act of 1958*; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefit of its employees if such plan has total assets in excess of $5,000,000; and an employee benefit plan within the meaning of Title I of the *Employee Retirement Income Security Act of 1974* if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of said Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Category 7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the *Securities Act*;

☐ Category 8. Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the *Securities Act*; or

☐ Category 9. Any entity in which all of the equity owners meet the requirements of at least one of the above noted categories.

3.2 The Subscriber acknowledges that the Shares, the Warrants, and the Warrant Shares are "restricted securities" within the meaning of the Securities Act and will be issued to the Subscriber in accordance with an exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D of the Securities Act based on the representations and warranties of the Subscriber in this Subscription Agreement.

3.3 The Subscriber agrees to resell the Shares, the Warrants, the Warrant Shares, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.

3.4 The Subscriber acknowledges and agrees that all certificates representing the Shares and Warrants will be "restricted securities" under the Securities Act and will be endorsed with the following legend in accordance with Regulation D of the Securities Act or such similar legend as deemed advisable by the lawyers for the Subscriber to ensure compliance with the Securities Act:

> **"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."**

3.5 As long as the Subscriber owns the Purchased Securities, the Corporation covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Corporation after the date hereof pursuant to the Exchange Act. The Corporation further covenants that such time as any of the Purchased Securities become available for resale in accordance with the terms and conditions of Rule 144, the Corporation will take such further action as any holder of the Purchased Securities may reasonably request, to the extent required from time to time to enable such person to sell such Purchased Securities without registration under the Securities Act pursuant to the requirements of Rule 144.

4. <u>REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER</u>

The Subscriber, represents and warrants to the Corporation as follows, and acknowledges that the Corporation is relying upon such covenants, representations and warranties in connection with the sale of the Units to such Subscriber:

4.1 The Subscriber is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Units. The Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Units.

4.2 The Subscriber has had full opportunity to review the Corporation's filings with the SEC pursuant to the Exchange Act, including the Corporation's annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, Current Reports on Form 8K and additional information regarding the business and financial condition of the Corporation. The Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Units. The Subscriber further represents that it has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the Offering and the business, properties, prospects and financial condition of the Corporation. The Subscriber has had full opportunity to discuss this information with the Subscriber's legal and financial advisers prior to execution of this Subscription Agreement.

4.3 The Subscriber acknowledges that the offering of the Units by the Corporation has not been reviewed by the SEC and that the Units are being issued by the Corporation pursuant to an exemption from registration under the Securities Act.

4.4 The Subscribers understands that the Units it is purchasing are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Subscriber represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.5 The Units will be acquired by the Subscriber for investment for the Subscriber's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Units.

4.6 The Subscriber represents and warrants that it is either:

(i) purchasing the Units as principal for its own account and not for the benefit of any other person or is deemed under applicable securities laws to be purchasing the Units as principal; or

(ii) purchasing the Units as agent for beneficial principal(s) (the "Disclosed Principal"), all of whom are disclosed on the first page of this Subscription Agreement, and is not deemed under applicable securities laws to be purchasing the Units as principal, and it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of such Disclosed Principal, who is purchasing as principal for its own account and not for the benefit of any other person.

4.7 The Subscriber represents and warrants that it has not purchased the Units as a result of any form of advertisement in printed media of general and regular paid circulation including printed public media, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or telecommunications, including electronic display and the Internet or any seminar or meeting whose attendees have been invited by General Solicitation or General Advertising or any other form of General Solicitation or General Advertising.

4.8 The Subscriber represents and warrants that the Subscriber's decision to tender this offer and purchase the Subscriber's Units has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or any other person and is based entirely upon this Subscription Agreement and currently available public information concerning the Corporation.

4.9 An investment in the Corporation is highly speculative and only Subscribers who can afford the loss of their entire investment should consider investing in the Corporation and the Units. The Subscriber is financially able to bear the economic risks of an investment in the Corporation.

4.10 The Subscriber recognizes that the purchase of the Units involves a high degree of risk in that the Corporation is in the early stages of development of its business and may require substantial funds in addition to the proceeds of this private placement.

4.11 The Subscriber represents and warrants that this subscription has not been solicited in any other manner contrary to the Securities Act or other applicable securities laws and the Subscriber acknowledges that the Subscriber will not receive an offering memorandum or other disclosure document in connection with this subscription.

4.12 This Subscription Agreement has been duly authorized, validly executed and delivered by the Subscriber.

4.13 The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Units; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Units; and (v) any restrictions on transfer applicable to any disposition of the Units imposed by the jurisdiction in which the Subscriber is resident.

4.14 The Subscriber agrees that the Corporation may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and if applicable the beneficial purchaser for whom the Subscriber may be acting.

4.15 The Subscriber agrees that the above representations, warranties, covenants and acknowledgements in this Section 4 will be true and correct both as of the execution of this subscription and as of the day of Closing.

5. REPRESENTATIONS BY THE CORPORATION

5.1 The Corporation, represents and warrants to the Subscriber as follows, and acknowledges that the Subscriber is relying upon such covenants, representations and warranties in connection with the sale of the Units to such Subscriber:

(a) The Corporation and each of its subsidiaries are duly organized, existing and in good standing under the laws of the State of Nevada and have the corporate power to conduct the business which they conduct and propose to conduct.

(b) Upon issuance, the Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Corporation.

(c) The Corporation has filed all reports, schedules, forms, statements and other documents required to be filed by the Corporation under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Corporation was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The financial statements of the Corporation included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Corporation and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(d) The Corporation and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (the "Material Permits"), except where the failure to possess such permits could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Corporation and its subsidiaries, taken as a whole and neither the Corporation or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(e) Neither the Corporation nor any person acting on behalf of the Corporation has offered or sold any of the Offered Securities by any form of General Solicitation or General Advertising.

(f) The Corporation's Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Corporation has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Corporation received any notification that the SEC is contemplating terminating such registration. The Corporation has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Corporation is not in compliance with the listing or maintenance requirements of such Trading Market. The Corporation is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(g) The Corporation agrees that the above representations, warranties, covenants and acknowledgements in this Section 5 will be true and correct both as of the execution of this subscription and as of the day of Closing.

6. <u>REGISTRATION OF PURCHASED SECURITIES</u>

6.1 The Corporation hereby agrees to file with the SEC a Registration Statement on Form SB-2 (the "Registration Statement"), or on such other form as is available, registering the Purchased Securities. The Corporation agrees to use its best efforts to cause the Registration Statement to be declared effective by the SEC within four months and one day after the Closing.

6.2 The Corporation agrees to keep the Registration Statement effective pursuant to Rule 415 of the Securities Act for a period of eighteen months following the date the Registration Statement is declared effective by the SEC (the "Registration Period").

6.3 The Corporation agrees to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Purchased Securities of the Corporation covered by such Registration Statement until such time as all of such Purchased Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Subscription Agreement by reason of the Corporation's filing a report on Form 10-KSB, Form 10-QSB or Form 8-K or any analogous report under the Exchange Act, the Corporation shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Corporation to amend or supplement the Registration Statement.

6.4 The Corporation shall use its best efforts to cause the Purchased Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Purchased Securities.

6.5 All expenses incurred in connection with the filing and registration of the Registration Statement, including, without limitation, all registration, qualifications fees, printers, legal and accounting fees shall be paid by the Corporation.

7. <u>MISCELLANEOUS</u>

7.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Corporation, at its corporate office at 120 - 2441 W. Horizon Ridge Parkway, Henderson, NV 89052, Attention: Ian R. McNeil, President, and to the Subscriber at his/her address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

7.2 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

7.3 This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein. The parties hereby submit to personal jurisdiction in the Courts of the State of Nevada for the enforcement of this Subscription Agreement and waive any and all rights under the laws of any state to object to jurisdiction within the State of Nevada for the purposes of litigation to enforce this Subscription Agreement.

7.4 The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the date of this Subscription Agreement will survive the completion of the issuance of the Units. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation in determining the eligibility of a purchaser of Units and the Subscriber agrees to indemnify the Corporation and its respective trustees, affiliates, shareholders, directors, officers, partners, employees, advisors and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at 120 - 2441 W. Horizon Ridge Pkwy, Henderson, NV 89052 (Fax Number: (702-939-5249)), of any change in any statement or other information relating to the Subscriber set forth herein.

7.5 The obligations of the parties hereunder are subject to receipt of all applicable regulatory approvals.

7.6 The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Units to the Subscriber shall be borne by the Subscriber.

7.7 This Agreement has been prepared by O'Neill Law Group PLLC acting solely on behalf of the Corporation. The Subscriber acknowledges that they have been advised to obtain independent legal advice prior to entering into this Subscription Agreement.

7.8 Time shall be of the essence hereof.

7.9 This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

7.10 The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

7.11 The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

7.12 Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

7.13 The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

7.14 The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

7.15 The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

7.16 This Subscription Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

7.17 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.

Number of Units Subscribed For:	______________ Units
	______________
Signature of Subscriber or Authorized Signatory for Subscriber (if Subscriber is not an individual):	______________
Name of Authorized Signatory for Subscriber (if Subscriber is not an individual):	______________
Name of Subscriber:	______________
Address of Subscriber:	______________
The natural person(s) who directly or indirectly alone or with others has beneficial ownership and voting control over the securities of the Subscriber (if Subscriber is a Corporation):	______________
Jurisdiction of Incorporation of Subscriber (if Subscriber is a Corporation):	______________
Social Security Number of Subscriber if Subscriber is an individual (or Federal Taxpayer ID Number if Subscriber is a Corporation):	______________

ACCEPTED BY:

SEARCHLIGHT MINERALS CORP.

Signature of Authorized Signatory:	______________
Name of Authorized Signatory:	**IAN R. MCNEIL**
Position of Authorized Signatory:	**PRESIDENT**
Date of Acceptance:	______________

G:\Data\File Server\Client Files\4400-4499\4415\22-R506 Financing_2006\Subscript-Agmt_R506-v2.doc